Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report included herein dated April 15, 2018, with respect to the consolidated balance sheets of Alpha Network Alliance Ventures Inc. (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the years then ended. Also, we consent to the use in this Registration Statement on Form S-1 of unaudited financial statement filed on June 7, 2018, with respect to the consolidated balance sheets of Alpha Network Alliance Ventures Inc. (the “Company”) as of March 31, 2018, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the three-month period then ended. We also consent to the reference of our Firm’s name under the caption “Experts” in such Registration Statement and related prospectus.

/s/ Yu Certified Public Accountant PC

Yu Certified Public Accountant PC New York, New York

Dated: June 14, 2018